SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

HFF, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33280	51-0610340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre

301 Grant Street, Suite 600

Pittsburgh, Pennsylvania 15219

(Address of Principal Executive Offices, including Zip Code)

(412) 281-8714

(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2014 Annual Meeting of Stockholders was held on May 22, 2014 in Dallas, Texas, at which the following proposals were submitted to a vote of the Company’s stockholders:

•	The election of three Class II directors to the Company’s Board of Directors.

•	A non-binding advisory vote on the compensation of the Company’s named executive officers.

•	The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For more information about the foregoing proposals, see the Company’s proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2014, the relevant portions of which are incorporated herein by reference. Holders of the Company’s Class A common stock were entitled to one vote per share on all matters voted on by stockholders at the Annual Meeting. The voting results with respect to each matter voted upon are set forth below:

Board of Director Election Results

The stockholders elected each of the three nominees for Class II directors to a three-year term by a majority of the votes cast.

Class II Director Nominee:	Votes For	Votes Against	Abstentions	Broker Non- Votes
Mark D. Gibson	30,033,043	125,972	0	5,852,639
George L. Miles, Jr.	24,804,762	5,354,253	0	5,852,639
Joe B. Thornton, Jr.	29,333,452	825,563	0	5,852,639

Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

The stockholders approved the compensation of the Company’s named executive officers. The results of the vote included 29,767,438 votes for, 381,745 votes against, 9,832 votes abstained and 5,852,639 broker non-votes.

Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the voting included 35,622,287 votes for, 379,480 votes against, 9,887 votes abstained and zero broker non-votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.

Dated: May 29, 2014	By:	/s/ Gregory R. Conley
Gregory R. Conley Chief Financial Officer